As filed with the Securities and Exchange Commission on December 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-0801232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

525 Executive Blvd.

Elmsford, New York 10523

(914) 233-3004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Murphy

Chief Executive Officer

NanoVibronix, Inc.

525 Executive Blvd.

Elmsford, New York

(914) 233-3004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share (4)	9,688,753	$1.01	$9,785,640.53	$1,067.61

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on December 7, 2020, which date is within five business days of the filing of this registration statement.
(3)	Calculated in accordance with Rule 457(c) under the Securities Act.
(4)	Represents the resale of (A)(i) 5,914,285 shares of common stock and (ii) 2,657,144 shares of common stock issuable upon the exercise of the pre-funded warrants issued in a private placement described herein, (B) 642,857 shares of common stock issuable upon the exercise of the placement agent warrants issued in connection with the private placement described herein, (C) 134,609 shares of common stock issuable upon the exercise of the warrants issued to the underwriter designees on September 25, 2020, and (D) 339,858 shares of common stock issuable upon the exercise of the warrants issued to the underwriter designees on August 27, 2020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 2020

PROSPECTUS

NanoVibronix, Inc.

9,688,753 Shares

Common Stock

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 9,688,753 shares of our common stock, par value $0.001 per share (“Common Stock”), which are comprised of (i) 5,914,285 shares (the “Shares”) of our Common Stock issued in a private placement on December 7, 2020 (the “Private Placement”), pursuant to a certain Securities Purchase Agreement by and among us and certain institutional and accredited investors (the “Purchasers”), dated as of December 2, 2020 (the “Securities Purchase Agreement”), (ii) 2,657,144 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon the exercise of the pre-funded warrants (the “Pre-funded Warrants”) issued in the Private Placement, pursuant to the Securities Purchase Agreement, (iii) 642,857 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of the placement agent warrants (the “Placement Agent Warrants”) we issued to certain selling stockholders as the designees of H.C. Wainwright & Co., LLC (“Wainwright”) on December 7, 2020, as part of Wainwright’s compensation for serving as our exclusive placement agent in connection with the Private Placement, (iv) 134,609 shares of Common Stock (the “September Warrant Shares”) issuable upon the exercise of the underwriter warrants (the “September Warrants”) we issued to certain selling stockholders as the designees of Wainwright on September 25, 2020, as part of Wainwright’s compensation for serving as our underwriter in connection with a public offering closed on September 25, 2020 (the “September 2020 Offering”), and (v) 339,858 shares of Common Stock (the “August Warrant Shares” and, together with the Placement Agent Warrant Shares and September Warrant Shares, the “Wainwright Shares”) issuable upon the exercise of the underwriter warrants (the “August Warrants and, together with Placement Agent Warrants and September Warrants, the “Wainwright Warrants”) we issued to certain selling stockholders as the designees of Wainwright on August 27, 2020, as part of Wainwright’s compensation for serving as our underwriter in connection with a public offering closed on August 27, 2020 (the “August 2020 Offering”).

We refer to the Pre-funded Warrants and the Wainwright Warrants collectively as the “Warrants.”

The Shares and the Pre-funded Warrants were issued to the Purchasers in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) thereunder. Each Purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the Shares and the Pre-funded Warrant Shares to satisfy a provision in a certain registration rights agreement, dated December 2, 2020 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Shares and the Pre-funded Warrant Shares.

In addition, the Wainwright Warrants were issued to Wainwright’s designees in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D thereunder.

We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares of Common Stock offered hereby, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 14 of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NAOV.” On December 9, 2020, the last reported sale price of our Common Stock as reported on the Nasdaq Capital Market was $1.04 per share.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and have elected to comply with certain reduced public company reporting requirements in this and future filings.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the shares of Common Stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sells shares of Common Stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of Common Stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of Common Stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” refer to NanoVibronix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a medical device company focusing on noninvasive biological response-activating devices that target wound healing and pain therapy and can be administered at home, without the assistance of medical professionals. Our primary products, which are in various stages of clinical and market development, currently consist of:

●	UroShield™, an ultrasound-based product that is designed to prevent bacterial colonization and biofilm in urinary catheters, increase antibiotic efficacy and decrease pain and discomfort associated with urinary catheter use;
●	PainShield™, a patch-based therapeutic ultrasound technology to treat pain, muscle spasm and joint contractures by delivering a localized ultrasound effect to treat pain and induce soft tissue healing in a targeted area; and
●	WoundShield™, a patch-based therapeutic ultrasound device intended to facilitate tissue regeneration and wound healing by using ultrasound to increase local capillary perfusion and tissue oxygenation.

Each of our PainShield, UroShield, and WoundShield products employs a small, disposable transducer that transmits low frequency, low intensity ultrasound acoustic waves that seek to repair and regenerate tissue, musculoskeletal and vascular structures, and decrease biofilm formation on urinary catheters and associated urinary tract infections. Through their size, effectiveness and ease of use, these products are intended to eliminate the need for technicians and medical personnel to manually administer ultrasound treatment through large transducers, thereby promoting patient independence and enabling more cost-effective home-based care.

In September 2020, the U.S. Food and Drug Administration (the “FDA”) exercised its enforcement discretion to allow distribution of our UroShield device in the United States. This temporary authorization is limited to use as an extracorporeal acoustic wave generating accessory to urological indwelling catheter for use during the COVID-19 pandemic.

PainShield is currently cleared for marketing in the United States by the FDA although to date there has not been a significant sales and marketing effort. Effective June 22, 2020, we entered into a two-year exclusive agreement with Ultra Pain Products, Inc. for the distribution of our PainShield devices and components through and by Durable Medical Equipment (DME) Distributors throughout the United States.

In the United States, PainShield requires a prescription from a licensed healthcare practitioner. If FDA clearance is obtained, we anticipate that WoundShield and UroShield will require a prescription from a licensed healthcare practitioner in the United States. We anticipate that UroShield will be sold directly to health care facilities and therefore will not require a prescription for these venues. However, in other countries in which we sell PainShield, UroShield, and WoundShield, such products are eligible for sale without a prescription. We are working toward a new PainShield 510(k) submission which would potentially remove the requirement for a prescription.

All three of our products have CE Mark approval in the European Union, and a certificate allowing us to sell PainShield, UroShield and WoundShield in Israel. We are able to sell PainShield, UroShield and WoundShield in India and Ecuador based on our CE Mark. We have consummated sales of PainShield and UroShield in the relevant markets, although to date sales have been minimal; WoundShield has not generated significant revenue to date. Outside of the United States we generally apply, through our distributor, for approval in a particular country for a particular product only when we have a distributor in place with respect to such product. We have entered into recent distribution partnerships for UroShield in the U.K., Switzerland, Israel and India.

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Implications of being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act enacted in April 2012. An “emerging growth company” may take advantage of exemptions from some of the reporting requirements that are otherwise applicable to public companies. These exceptions include:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption.

Corporate Information

We were organized in the State of Delaware on October 20, 2003. Our principal executive offices are located at 525 Executive Boulevard, Elmsford, New York 10523. Our telephone number is (914) 233-3004. Our website address is www.nanovibronix.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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the offering

Common Stock offered by the selling stockholders

Up to 9,688,753 shares of Common Stock, which are comprised of (i) 5,914,285 shares of Common Stock, (ii) 2,657,144 shares of Common Stock issuable upon the exercise of the Pre-funded Warrants, (iii) 642,857 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants, (iv) 134,609 shares of Common Stock issuable upon the exercise of the September Warrants, and (v) 339,858 shares of Common Stock issuable upon the exercise of the August Warrants.

Selling stockholders	All of the shares of Common Stock are being offered by the selling stockholders named herein. See “Selling stockholders” on page 7 of this prospectus for more information on the selling stockholders.
Use of Proceeds

We will not receive any proceeds from the sale of the shares in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 6 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we have agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the Shares and the Pre-funded Warrant Shares by the 10th calendar day following the date of the Registration Rights Agreement. We have agreed to cause such registration statement to become effective under the Securities Act by the 60th day following the date of the Registration Rights Agreement (or by the 90th day following the date of the Registration Rights Agreement if there is a review of the registration statement by the SEC). In addition, we agreed that, upon the registration statement being declared effective, we will use our best efforts to maintain the effectiveness of the registration statement until the earlier of (i) the selling stockholders have sold all of the Shares and the Pre-funded Warrant Shares or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

The selling stockholders do not have any registration rights in connection with the Wainwright Warrants.

See “Selling stockholders” on page 7 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors

Investing in our Common Stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	“NAOV”

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our ability to continue as a going concern.

●	The UroShield has not been cleared or approved by the FDA, nor has it undergone the same type of review as a FDA-approved or cleared device.
●	The delisting of our Common Stock from the Nasdaq Capital Market.
●	The geographic, social and economic impact of COVID-19 on our business operations.

●	The timing of clinical studies and eventual FDA approval of our other product candidates.

●	Regulatory actions that could adversely affect the price of or demand for our approved products.

●	Market acceptance of existing and new products.

●	Favorable or unfavorable decisions about our products from government regulators, insurance companies or other third-party payers.

●	Our ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that our Common Stock will be delisted if we cannot do so.

●	Our intellectual property portfolio.

●	Our ability to recruit and retain qualified regulatory and research and development personnel.

●	The impact of cybersecurity risks and incidents and the related actual or potential costs and consequences of such risks and incidents, including costs to limit such risks.

●	Unforeseen changes in healthcare reimbursement for any of our approved products.

●	Lack of financial resources to adequately support our operations.

●	Difficulties in maintaining commercial scale manufacturing capacity and capability.

●	Our ability to generate internal growth.

●	Changes in our relationship with key collaborators.

●	Changes in the market valuation or earnings of our competitors or companies viewed as similar to us.

●	Our failure to comply with regulatory guidelines.

●	Uncertainty in industry demand and patient wellness behavior.

●	General economic conditions and market conditions in the medical device industry.

●	Future sales of large blocks of our Common Stock, which may adversely impact our stock price.
●	Our ability to comply with our contractual covenants, including in respect to our debt.

●	Depth of the trading market in our Common Stock.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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USE OF PROCEEDS

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of these shares of Common Stock. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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Selling stockholders

Up to 9,688,753 shares of our Common Stock are currently being offered by the selling stockholders.

Private Placement

On December 2, 2020, we entered into the Securities Purchase Agreement with the Purchasers, pursuant to which we issued and sold to the Purchasers in the Private Placement an aggregate of (i) 5,914,285 shares of Common Stock, at an offering price of $0.70 per Share and (ii) Pre-funded Warrants to purchase up to 2,657,144 shares of Common Stock, at a purchase price of $0.699 per Pre-funded Warrant, for gross proceeds of approximately $6.0 million. The Private Placement closed on December 7, 2020.

The Pre-funded Warrants have an exercise price of $0.001 per share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until such Pre-funded Warrants are exercised in full. A holder of a Pre-funded Warrant may not exercise any portion of such holder’s Pre-funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. The Pre-funded Warrants may also be exercised, in whole or in part, by means of a cashless exercise according to a formula set forth in the Pre-funded Warrants.

In connection with the Private Placement, we entered into the Registration Rights Agreement with the Purchasers, pursuant to which, among other things, we agreed to prepare and file with the SEC a registration statement on Form S-3 to register for resale the Shares and the Pre-funded Warrant Shares by the 10th calendar day following the date of the Registration Rights Agreement. We have also agreed to cause such registration statement to become effective under the Securities Act by the 60th day following the date of the Registration Rights Agreement (or by the 90th day following the date of the Registration Rights Agreement if there is a review of the registration statement by the SEC). In addition, we agreed that, upon the registration statement being declared effective, we will use best efforts to keep such registration statement effective until the earlier of (i) the selling stockholders have sold all of the Shares and the Pre-funded Warrant Shares or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without any public information requirements or volume or manner of sale limitations.

Pursuant to the Registration Rights Agreement, we are registering the Shares and the Pre-funded Warrant Shares in order to permit the selling stockholders to offer such shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Wainwright acted as the exclusive placement agent for the Private Placement. Pursuant to a certain engagement letter, dated August 18, 2020, we issued to the designees of Wainwright Placement Agent Warrants to purchase up to 642,857 shares of Common Stock, equal to 7.5% of the aggregate number of Shares and the Pre-funded Warrant Shares. The Placement Agent Warrants are exercisable immediately, have an exercise price of $0.875 per share (equal to 125% of the offering price per Share), and terminate on December 2, 2025. A holder of a Placement Agent Warrant may not exercise any portion of such holder’s Placement Agent Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. If at any time of exercise, there is no effective registration statement under the Securities Act registering the resale of the Placement Agent Warrant Shares by the selling shareholders, then the Placement Agent Warrants may also be exercised, in whole or in part, by means of a cashless exercise according to a formula set forth in the Placement Agent Warrants.

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The selling stockholders do not have any registration rights in connection with the Placement Agent Warrants.

The Shares, the Pre-funded Warrants, the Pre-funded Warrant Shares, and the Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

September 2020 Offering

In the September 2020 Offering, pursuant to an amended and restated underwriting agreement with Wainwright, dated September 22, 2020, we issued and sold an aggregate of 1,794,783 shares of Common Stock at an offering price to the public of $1.00 per share, for net proceeds, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, of approximately $1.4 million. The September 2020 Offering closed on September 25, 2020. In addition, as partial compensation for Wainwright’s services as underwriter in the September 2020 Offering, we issued to the designees of Wainwright the September Warrants to purchase up to 134,609 shares of Common Stock at an exercise price of $1.25 per share, subject to certain adjustments as set forth in the September Warrants. The September Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and expires on September 22, 2025.

A holder of a September Warrant may not exercise any portion of such holder’s September Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. If at any time of exercise, there is no effective registration statement under the Securities Act registering the resale of the September Warrant Shares by the selling shareholders, then the September Warrants may also be exercised, in whole or in part, by means of a cashless exercise according to a formula set forth in the September Warrants.

August 2020 Offering

In the August 2020 Offering, pursuant to an amended and restated underwriting agreement with Wainwright, dated August 24, 2020, we issued and sold an aggregate of 4,531,434 shares of Common Stock at an offering price to the public of $0.75 per share, for net proceeds, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, of approximately $2.7 million. The August 2020 Offering closed on August 27, 2020. In addition, as partial compensation for Wainwright’s services as underwriter in the August 2020 Offering, we issued to the designees of Wainwright the August Warrants to purchase up to 339,858 shares of Common Stock at an exercise price of $0.9375 per share, subject to certain adjustments as set forth in the August Warrants. The August Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and expires on August 24, 2025.

A holder of an August Warrant may not exercise any portion of such holder’s August Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. If at any time of exercise, there is no effective registration statement under the Securities Act registering the resale of the August Warrant Shares by the selling shareholders, then the August Warrants may also be exercised, in whole or in part, by means of a cashless exercise according to a formula set forth in the August Warrants.

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Relationship with the Selling Stockholders

Except with respect to the following, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

The selling stockholders participated in the Private Placement.

Globis Capital Partners, L.P.

2019 Warrant Amendment

Effective as of January 29, 2019, we amended certain two-year warrants (the “Two-Year Warrants”) originally issued in January and February 2015 with an exercise price of either $3.00 or $6.00 per share to extend the expiration dates of the Two-Year Warrants for two additional years (such amendment, the “Warrant Amendment”). Pursuant to the Warrant Amendment, (i) the expiration dates for the Two-Year Warrants to purchase 266,667 shares of Common Stock at $3.00 per share and the Two-Year Warrants to purchase 266,667 shares of Common Stock at $6.00 per share were extended to January 29, 2021, (ii) the expiration dates for the Two-Year Warrants to purchase 140,000 shares of Common Stock at $3.00 per share and the Two-Year Warrants to purchase 140,000 shares of Common Stock at $6.00 per share were extended to February 10, 2021, and (iii) the expiration dates for the Two-Year Warrants to purchase 13,333 shares of Common Stock at $3.00 per share and the Two-Year Warrants to purchase 13,333 shares of Common Stock at $6.00 per share were extended to February 23, 2021.

In addition, the Warrant Amendment amended the exercise price with respect to the Two-Year Warrants with an exercise price of $3.00 per share to $3.35 per share. The exercise price of the Two-Year Warrants with an exercise price of $6.00 per share was unchanged. All other terms of the original warrants remain the same. Holders of the Two-Year Warrants who entered into the Warrant Amendment include Globis Capital Partners, L.P. and Paul Packer, an affiliate of Globis Capital Partners, L.P.

2019 Bridge Financings

On March 29, 2019, we completed a bridge financing, pursuant to which we issued to Globis Capital Partners, L.P convertible notes on the aggregate principal amount of $125,000 (the “2019 Notes”) and seven-year warrants (the “Seven-Year Warrant”) to purchase an aggregate of 50,000 shares of our Common Stock or Series C Preferred Stock at an exercise price of the lesser of: (a) 80% (i.e., a 20% discount) of the exercise price per share of the warrants to purchase shares of our capital stock issued in our first equity financing following the date of issuance, or (b) $4.80, with a stipulation that in no event will the exercise price be less than $3.00 per warrant share.

The principal amount and all accrued but unpaid interest on the 2019 Notes were due and payable on the date (the “Maturity Date”) that is the earlier of the (i) 5-year anniversary of the date of issuance, or (ii) the date we complete an equity financing pursuant to which we issue and sell shares of capital stock resulting in aggregate proceeds of at least $2,000,000 (a “Qualified Financing”). The 2019 Notes bore interest at a rate of 6% per annum, payable on the Maturity Date. To the extent not previously converted, on the Maturity Date, the investors were eligible to receive, at the option of each the investor, either (a) cash equal to the original principal amount of the 2019 Note and interest then accrued and unpaid thereon, or (b) shares of our Common Stock or Series C Preferred Stock, at a price per share equal to the lesser of: (x) 80% of the amount equal to the quotient obtained by dividing (i) our estimated value as of the Maturity Date, as determined in good faith by our board of directors, by (ii) the aggregate number of outstanding shares of our Common Stock, as of the Maturity Date on a fully diluted basis, and (y) $4.00 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting our capital stock. Upon consummation of a Qualified Financing, each investor was eligible to elect to have the outstanding principal and accrued but unpaid interest thereon converted into (a) shares of the same class and series of equity securities sold in such Qualified Financing, (b) shares of Series C Preferred Stock or (c) Common Stock, at a price per share equal to the lesser of: (a) 80% of the price per share at which such securities are sold in such Qualified Financing and (b) $4.00 per share, as such amount may be adjusted for any stock split, stock dividend, reclassification or similar events affecting our capital stock.

In June 2019, we paid off the 2019 Notes and interest then accrued and unpaid thereon with funds raised from a Qualified Financing.

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In no event will the number of shares to be issued upon (i) exercise of the Seven-Year Warrants and (ii) conversion of the 2019 Notes exceed, in the aggregate, 9.9% of the total shares outstanding or the voting power outstanding on the date immediately preceding the date of issuance.

On May 10, 2019, we completed additional amounts of bridge financing with the same terms, pursuant to which we issued to Global Capital Partners, L.P. convertible notes on the aggregate principal amount of $125,000 and seven-year warrants to purchase an aggregate of 50,000 shares.

2019 June Offering

On June 21, 2019, we closed a private placement of shares of our Series E Preferred Stock, and seven year warrants to purchase shares of our Series E Preferred Stock with certain existing stockholders, including the sale of 240,000 shares of our Series E Preferred Stock and seven-year warrants to purchase 240,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share to Global Capital Partners, L.P., at a purchase price per unit of $2.00.

2019 July Preferred Offering

On July 31, 2019, we closed a private placement of our Common Stock (or Series E Preferred Stock, as applicable) and seven year warrants to purchase shares of our Common Stock (or Series E Preferred Stock, as applicable) with certain existing stockholders, including the sale of 210,000 shares of our Series E Preferred Stock and seven-year warrants to purchase 210,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share to Globis Capital Partners, L.P., at a purchase price per unit of $2.00.

Affiliates of Wainwright

Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich, and Craig Schwabe are affiliated with Wainwright, which served as our placement agent for the Private Placement and as our underwriter for the August 2020 Offering and the September 2020 Offering, for which it received cash and/or warrant compensation. In connection with all or certain of the offerings Wainwright served as a placement agent or an underwriter, each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich, and Craig Schwabe, as a designee of Wainwright, has received warrants to purchase shares of our common stock.

Information About Selling Stockholder Offering

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon the exercise of the Warrants. For additional information regarding the issuances of those shares of Common Stock, see “—Private Placement” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock owned by each selling stockholder, based on its ownership of the shares of Common Stock and securities convertible into shares of Common Stock, as of December 8, 2020, assuming exercise of the securities convertible into shares of Common Stock held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

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In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the Shares issued to the selling stockholders in the “—Private Placement” described above and (ii) the maximum number of Pre-funded Warrant Shares. In addition, this prospectus covers the maximum number of the Wainwright Shares. The table below assumes that the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The fifth column lists the percentages of shares of Common Stock owned by the selling stockholders after this offering, taking account of any limitations on exercise set forth in the applicable convertible securities.

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon the exercise of the Warrants, which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling stockholder	Number of shares of Common Stock Owned Prior to Offering		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering		Percentage of Common Stock Owned After Offering
Globis Capital Partners, L.P. (1)	2,123,552	(14)	1,785,715	(31)	849,623	(34)	3.86%
Hudson Bay Master Fund Ltd. (2)	1,428,572	(15)	1,428,572	(15)	0		—
FiveT Capital Holding AG (3)	1,714,286	(16)	1,714,286	(16)	0		—
Sabby Volatility Warrant Master Fund, Ltd. (4)	1,229,590	(17)	1,000,000	(32)	229,590		1.07%
Alpha Capital Anstalt (5)	714,286	(18)	714,286	(18)	0		—
Iroquois Capital Investment Group LLC (6)	107,143	(19)	107,143	(19)	0		—
Iroquois Master Fund Ltd. (7)	321,428	(20)	321,428	(20)	0		—
KBB Asset Management (8)	71,429	(21)	71,429	(21)	0		—
Cavalry Fund I LP (9)	357,142	(22)	357,142	(22)	0		—
3i LP (10)	214,285	(23)	214,285	(23)	0		—
Brio Capital Master Fund Ltd. (11)	357,143	(24)	357,143	(24)	0		—
Intracoastal Capital, LLC (12)	690,477	(25)	357,143	(33)	333,334		1.65%
ProActive Capital Partners, LP (13)	142,857	(26)	142,857	(26)	0		—
Michael Vasinkevich	716,484	(27)	716,484	(27)	0		—
Noam Rubinstein	351,957	(28)	351,957	(28)	0		—
Craig Schwabe	37,709	(29)	37,709	(29)	0		—
Charles Worthman	11,174	(30)	11,174	(30)	0		—

(1) Paul Packer has sole voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Packer currently beneficially owns 9.99% of Common Stock. The selling stockholder’s address is 805 Third Avenue, 15th Floor, New York, New York 10022.

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(2) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is 777 Third Avenue, 30th Floor, New York, New York 10017.

(3) Johannes Minho Roth has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Allmendstrasse 140, 8041 Zurich, Switzerland.

(4) Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”), has discretionary authority to vote and dispose of the shares held by Sabby Volatility and may be deemed to be the beneficial owner of these shares. Hal Mintz, in his capacity as manager of Sabby Management, LLC, may also be deemed to have investment discretion and voting power over the shares held by Sabby Volatility. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The selling stockholder’s address is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(5) Konrad Ackermann has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is Lettstrasse 32, 9490 Vaduz, Liechtenstein.

(6) Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities held by Iroquois Capital Investment Group LLC. The selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017.

(7) Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The selling stockholder’s address is 125 Park Avenue, 25th Floor, New York, New York 10017.

(8) Steve Segal has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 253 West 73, APT 4C, New York, New York 10023.

(9) Thomas Walsh has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 61 Kinderkamack Road, Woodcliff Lake, New Jersey 07677.

(10) Maier Tarlow has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 140 Broadway, 38 Floor, New York, New York 10005.

(11) Shaye Hirsch has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 100 Merrick Road, Suite 401W, Rockville Centre, New York 11570.

(12) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of Exchange Act) of the securities reported herein that are held by Intracoastal. The selling stockholder’s address is 245 Palm Trail, Delray Beach, Florida 33483.

(13) Jeffrey Ramson has sole voting and dispositive power over the securities held for the account of this selling stockholder. The selling stockholder’s address is 200 East 64th Street, Apt 21 A New York, NY 10065.

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(14) Represents (A) (i) 892,857 shares of Common Stock and (ii) 892,858 shares of Common Stock issuable upon the exercise of the Pre-funded Warrants issued in the Private Placement and (B) 337,837 shares of Common Stock issuable upon the exercise of other warrants owned by Global Capital Partners, L.P.

Does not include 511,786 shares of Common Stock issuable upon the exercise of other warrants owned by Global Capital Partners, L.P. These shares of Common Stock issuable upon the exercise of such warrants are excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of Common Stock.

(15) Represents 1,428,572 shares of Common Stock issued in the Private Placement.

(16) Represents (i) 950,000 shares of Common Stock and (ii) 764,286 shares of Common Stock issuable upon the exercise of the Pre-funded Warrants issued in the Private Placement.

(17) Represents (i) 1,000,000 shares of Common Stock issuable upon the exercise of the Pre-funded Warrants issued in the Private Placement and (ii) 229,590 shares of Common Stock issuable upon the exercise of certain warrants at an exercise price $6.95 per share.

(18) Represents 714,286 shares of Common Stock issued in the Private Placement.

(19) Represents 107,143 shares of Common Stock issued in the Private Placement.

(20) Represents 312,428 shares of Common Stock issued in the Private Placement.

(21) Represents 71,429 shares of Common Stock issued in the Private Placement.

(22) Represents 357,142 shares of Common Stock issued in the Private Placement.

(23) Represents 214,285 shares of Common Stock issued in the Private Placement.

(24) Represents 357,143 shares of Common Stock issued in the Private Placement.

(25) Represents (i) 333,334 shares of Common Stock owned by the selling stockholder and (ii) 357,143 shares of Common Stock issued in the Private Placement.

(26) Represents 142,857 shares of Common Stock issued in the Private Placement.

(27) Represents (i) 217,934 shares of Common Stock issuable upon the exercise of the August Warrants, (ii) 86,318 shares of Common Stock issuable upon the exercise of the September Warrants, and (iii) 412,232 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

(28) Represents (i) 107,055 shares of Common Stock issuable upon the exercise of the August Warrants, (ii) 42,402 shares of Common Stock issuable upon the exercise of the September Warrants, and (iii) 202,500 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

(29) Represents (i) 11,470 shares of Common Stock issuable upon the exercise of the August Warrants, (ii) 4,543 shares of Common Stock issuable upon the exercise of the September Warrants, and (iii) 21,696 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

(30) Represents (i) 3,399 shares of Common Stock issuable upon the exercise of the August Warrants, (ii) 1,346 shares of Common Stock issuable upon the exercise of the September Warrants, and (iii) 6,429 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants.

(31) Represents (i) 892,857 shares of Common Stock and (ii) 892,858 shares of Common Stock issuable upon the exercise of the Pre-funded Warrants issued in the Private Placement.

(32) Represents 1,000,000 shares of Common Stock issuable upon the exercise of the Pre-funded Warrants issued in the Private Placement.

(33) Represents 357,143 shares of Common Stock issued in the Private Placement.

(34) Represents 849,623 shares of Common Stock issuable upon the exercise of the warrants owned by Globis Capital Partners, L.P.

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PLAN OF DISTRIBUTION

Each selling stockholder of the shares of Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of Common Stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of Common Stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares of Common Stock may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of Common Stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company and its subsidiary as of December 31, 2019, and December 31, 2018, and for each of the two years in the period ended December 31, 2019, included in the Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated in this prospectus by reference, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.nanovibronix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.nanovibronix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 20, 2020;
●	Our definitive Proxy Statement on Schedule 14A, filed with the SEC on June 15, 2020;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on July 6, 2020;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 19, 2020, as amended by Amendment No.1 on Form 10-Q/A filed with the SEC on August 24, 2020;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

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●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on March 30, 2020, as amended on April 3, 2020, April 7, 2020, April 29, 2020, May 15, 2020, June 3, 2020, June 11, 2020, June 26, 2020, July 8, 2020, August 7, 2020, August 11, 2020, August 26, 2020, September 22, 2020, September 24, 2020, October 8, 2020, October 8, 2020, as amended by on October 9, 2020, November 5, 2020, November 6, 2020, and December 7, 2020.
●	The description of our Common Stock, which is contained in our registration statement on Form 8-A, filed with the SEC on October 19, 2017 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our Common Stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-218871), as initially filed with the SEC on June 21, 2017, as amended, as amended and supplemented by the description of our Common Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 20, 2020, and any amendment or report filed with the SEC for purposes of updating such description.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 525 Executive Boulevard, Elmsford, New York 10523, Attention: Stephen Brown, Chief Financial Officer, or made by phone at (914) 233-3004. You may also access the documents incorporated by reference in this prospectus through our website at www.nanovibronix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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9,688,753 Shares

COMMON STOCK

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,067.61
Accounting Fees and Expenses	15,000.00
Legal Fees and Expenses	20,000.00
Printing Fees and Expenses	—
Transfer Agent Fees and Expenses	3,000.00
Miscellaneous Fees and Expenses	1,000.00
Total	$40,067.61

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16.	Exhibits.

The following exhibits are filed with this Registration Statement.

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Exhibit Number	Exhibit Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 2014)
4.2	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 31, 2017)
4.3	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 18, 2017)
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 18, 2017)
4.5	Form of May 10 and May 15, 2019 Warrants (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 20, 2019)
4.6	Form of Warrant to purchase Series E Preferred Stock, dated June 21, 2019 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 21, 2019)
4.7	Form of Warrant to purchase Series E Preferred Stock, dated July 31, 2019 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on July 31, 2019)
4.8	Form of Warrant to purchase Common Stock, dated July 31, 2019 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on July 31, 2019)
4.9	Form of Warrant Amendment, dated January 29, 2019 (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed on May 20, 2020)
4.10	Form of Wainwright Warrant issued on August 27, 2020 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on August 26, 2020).
4.11	Form of Wainwright Warrant issued on September 25, 2020 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on September 24, 2020).
4.12	Form of Pre-funded Warrant issued on December 7, 2020 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on December 7, 2020).
4.13	Form of Wainwright Warrant issued on December 7, 2020 (incorporated by reference to Exhibit 4.2 to the Form 8-K filed on December 7, 2020).
5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page)

* Filed herewith.

Item 17.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
c.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on December 10, 2020.

NANOVIBRONIX, INC.

By:	/s/ Brian Murphy
Name:	Brian Murphy
Title:	Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of Brian Murphy and Stephen Brown, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Murphy	Chief Executive Officer and Director
Brian Murphy	(Principal Executive Officer)	December 10, 2020

/s/ Stephen Brown	Chief Financial Officer
Stephen Brown	(Principal Financial Officer)	December 10, 2020

/s/ Christopher Fashek	Chairman of the Board of Directors
Christopher Fashek		December 10, 2020

/s/ Martin Goldstein	Director
Martin Goldstein		December 10, 2020

/s/ Harold Jacob, M.D.	Director
Harold Jacob, M.D.		December 10, 2020

/s/ Michael Ferguson	Director
Michael Ferguson		December 10, 2020

/s/ Thomas Mika	Director
Thomas Mika		December 10, 2020

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